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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 31, 1997, except as to Notes 1, 9 and 14 which are as of August 26, 1997, relating to the consolidated financial statements of Steri-Oss, Inc., which appear in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from November 16, 1996 through December 31, 1996 listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the consolidated financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE LLP

Costa Mesa, California

September 30, 1997